Exhibit 99.1

Contact:	John R. Stewart, CFA

EVP, Chief Financial Officer

Phone:	(219) 814-5833

Date:	August 20, 2025

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Launch of Common Stock Offering

MICHIGAN CITY, Indiana, August 20, 2025 – Horizon Bancorp, Inc. (NASDAQ: HBNC) (“Horizon”), the parent company of Horizon Bank, announced today that it has launched an underwritten public offering of shares of its common stock (the “Offering”). Horizon expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the Offering.

Horizon intends to use the net proceeds from the Offering for general corporate purposes, including in support of the potential repositioning of its balance sheet.

Keefe, Bruyette & Woods, Inc., A Stifel Company and Performance Trust Capital Partners, LLC are acting as joint book-running managers for the Offering.

Additional Information Regarding the Offering

The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-282292) that was filed with and declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement has been filed with the SEC to which this communication relates. A final prospectus supplement and accompanying prospectus will be filed with the SEC. Before considering an investment, prospective investors should read the final prospectus supplement and the accompanying prospectus in the registration statement and other documents Horizon has filed with the SEC for more complete information about Horizon and the Offering because they contain important information. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus and, when available, copies of the final prospectus supplement and the accompanying prospectus, related to the Offering may be obtained by contacting: Keefe, Bruyette & Woods, A Stifel Company by telephone at (800) 966-1559 or by e-mail at USCapitalMarkets@kbw.com or Performance Trust Capital Partners, LLC by telephone at (312) 521-1638 or by e-mail at syndicate@performancetrust.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ: HBNC) is the $7.7 billion-asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward-Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: effects on Horizon’s business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade; uncertain conditions within the domestic and international macroeconomic environment, including trade policy, monetary and fiscal policy, and conditions in the investment, credit, interest rate, and derivatives markets, and their impact on Horizon and its customers; current financial conditions within the banking industry; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the aggregate effects of elevated inflation levels in recent years; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict and the Israel and Hamas conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.